EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

      We  consent  to  the  incorporation  by  reference  in  this  Registration
Statement on Form S-8 of our reports dated March 29, 2011, relating to the financial statements of ClickSoftware Technologies Ltd.(the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2010.


/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member Firm Of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 31, 2011